UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PARAGON COMMERCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

North Carolina	56-2278662
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

3535 Glenwood Avenue Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.008 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-211627  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Paragon Commercial Corporation (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.008 per share, to be registered hereunder contained in the section entitled “Description of Our Securities” in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-211627) originally filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2016, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”). In addition, any of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended shall be deemed to be incorporated by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PARAGON COMMERCIAL CORPORATION

Date: June 14, 2016	By:	/s/ Steven E. Crouse
	Name:	Steven E. Crouse
	Title:	Executive Vice President and Chief Financial Officer